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                                                                    EXHIBIT 99.2

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS


I, David A. Shadduck, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of TruServ Corporation and, except as corrected or supplemented in a subsequent covered report:

     o No covered report contained an untrue statement of material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials [which TruServ is not required to file], as of the date on which it was filed), except as provided below; and

     o No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials [which TruServ is not required to file], as of the date on which it was filed), except as provided below:

     |_| TruServ had for several years, from at least February 1997 through at least the end of 1999, inadequate internal controls relating to, among other things, various aspects of inventory management, accounts payable, cost of goods sold and accounting for certain income and expense items. Principally as a result of these deficiencies, TruServ reported a loss of $131,143,000 for fiscal year 1999. In addition, based upon the information available and in accordance with generally accepted accounting principles, TruServ recorded an inventory pick up of $22,200,000 in the fourth quarter of fiscal year 2000, some of which may have related to prior periods. Because the problems identified above were caused by systematic flaws in internal controls, and as TruServ did not take complete physical inventories at December 31, 1999, TruServ does not have information available to determine if it is necessary to restate its financial statements for 1999 or cost of goods sold for fiscal 2000.

     |_| As a result, while I am not aware of any information that would cause me to believe that any of the pre-2001 financial statements can or should be modified, I cannot make the certifications set forth above with respect to TruServ's financial statements for the 1999 fiscal year and the income statement with respect to the inventory pick up described above, included in TruServ's financial statements for the 2000 fiscal year, which are included in TruServ's Annual Report on Form 10-K for the year ended December 31, 2001.


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     |_|  On May 24, 2002, TruServ filed a Form 8-K in which it disclosed that the Midwest Regional Office of the Commission intended to recommend to the Commission an enforcement proceeding against TruServ seeking a cease and desist order relating to the 1999 loss and to the deficiencies in TruServ's internal controls, in part, described herein. TruServ has entered into negotiations with the Commission staff, and is in the process of making an Offer of Settlement to the Commission in connection with resolving the Commission's investigation of these matters. TruServ will make such Offer of Settlement without admitting or denying the findings in any Commission Order. If the Commission accepts TruServ's Offer of Settlement, TruServ will be subject to a cease and desist order requiring it to maintain books and records in conformance with the requirements of the Securities Exchange Act of 1934 and to undertake certain other ancillary procedures.

(2) I have reviewed the contents of this statement with TruServ's audit committee.

(3) In this statement under oath, each of the following, filed on or before the date of this statement, is a "covered report":

     o TruServ Corporation's Annual Report on Form 10-K for the year ended December 31, 2001;

     o All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials (which TruServ is not required to file) of TruServ filed with the Commission subsequent to the filing of the Form 10-K identified above; and

     o    Any amendments to any of the foregoing.



                                                Subscribed and sworn to
                                                Before me this 13th day
                                                of August 2002.

/s/ David A. Shadduck                           /s/ Susan A. Scheibenreif
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David A. Shadduck                               Notary Public
August 13, 2002
                                                My Commission Expires: 6/19/2004